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                         Carolina Power & Light Company
                  (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)


                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                      (NOT AUDITED BY INDEPENDENT AUDITORS)

                                  JUNE 30, 1997



STATEMENTS OF INCOME
(In thousands except per share amounts)                   Three Months Ended          Six Months Ended         Twelve Months Ended
                                                               June 30                    June 30                     June 30

                                                             1997        1996         1997          1996         1997         1996
-------------------------------------------------------   ---------  ---------  -----------   -----------  -----------  -----------

Operating Revenues ....................................   $ 666,023  $ 685,968  $ 1,382,107   $ 1,469,553  $ 2,908,270  $ 3,065,903
-------------------------------------------------------   ---------  ---------  -----------   -----------  -----------  -----------
Operating Expenses
  Fuel ................................................     118,982    112,955      252,250       250,521      516,779      526,415
  Purchased power .....................................      92,545    105,688      174,164       211,677      375,041      422,822
  Other operation and maintenance .....................     185,846    173,363      341,809       342,763      729,186      716,503
  Depreciation and amortization .......................     120,128     93,408      239,000       185,886      440,041      369,242
  Taxes other than on income ..........................      33,519     34,092       68,525        72,656      136,348      142,499
  Income tax expense ..................................      21,836     67,172       82,865       144,267      208,361      309,134
  Harris Plant deferred costs, net ....................       6,179      4,324       13,744        12,389       28,070       26,735
-------------------------------------------------------   ---------  ---------  -----------   -----------  -----------  -----------
        Total Operating Expenses ......................     579,035    591,002    1,172,357     1,220,159    2,433,826    2,513,350
-------------------------------------------------------   ---------  ---------  -----------   -----------  -----------  -----------
Operating Income ......................................      86,988     94,966      209,750       249,394      474,444      552,553
-------------------------------------------------------   ---------  ---------  -----------   -----------  -----------  -----------
Other Income
  Allowance for equity funds used during construction .          55      1,187          116         2,222       (2,096)       3,675
  Income tax credit ...................................       2,039      4,418        5,125         8,831       10,141       20,875
  Harris Plant carrying costs .........................       1,195      2,549        2,503         4,358        5,444        8,308
  Interest income .....................................      10,516      1,041       12,185         2,175       14,073        5,486
  Other income, net ...................................      (2,486)     5,799       (4,478)       11,998       20,863       12,795
                                                          ---------  ---------  -----------   -----------  -----------  -----------
        Total Other Income ............................      11,319     14,994       15,451        29,584       48,425       51,139
                                                          ---------  ---------  -----------   -----------  -----------  -----------
Income Before Interest Charges ........................      98,307    109,960      225,201       278,978      522,869      603,692
                                                          ---------  ---------  -----------   -----------  -----------  -----------
Interest Charges
  Long-term debt ......................................      40,438     43,353       81,148        88,029      165,740      181,585
  Other interest charges ..............................       4,905      4,993       10,317        11,905       17,567       26,763
  Allowance for borrowed funds used
     during construction ..............................      (1,325)    (1,042)      (2,815)       (1,958)      (7,264)      (4,267)
-------------------------------------------------------   ---------  ---------  -----------   -----------  -----------  -----------
         Net Interest Charges .........................      44,018     47,304       88,650        97,976      176,043      204,081
-------------------------------------------------------   ---------  ---------  -----------   -----------  -----------  -----------
Net Income ............................................      54,289     62,656      136,551       181,002      346,826      399,611
Preferred Stock Dividend Requirements .................        (741)    (2,402)      (3,143)       (4,804)      (7,948)      (9,609)
-------------------------------------------------------   ---------  ---------  -----------   -----------  -----------  -----------
Earnings for Common Stock .............................   $  53,548  $  60,254  $   133,408   $   176,198  $   338,878  $   390,002
=======================================================   =========  =========  ===========   ===========  ===========  ===========

Average Common Shares Outstanding (Note 3) ............     143,475    143,808      143,485       143,716      143,506      144,490
Earnings per Common Share (Note 3) ....................   $    0.37  $    0.42  $      0.93   $      1.23  $     2.36   $     2.70
Dividends Declared per Common Share ...................   $   0.470  $   0.455  $     0.940   $     0.910  $    1.865   $    1.805





See Suplemental Data and Notes to Consolidated Interim Financial Statements.
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